SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






Date of Report (Date of earliest event reported): April 15, 1999





                                 CERNER CORPORATION
               ------------------------------------------------------
               (Exact name of Registrant as specified in its charter)




         Delaware                      0-15386                43-1196944
   -----------------------      ---------------------    -------------------
(State or other jurisdiction    Commission File Number    (I.R.S. Employer
of incorporation or                                       Identification Number)
organization)








2800 Rockcreek Parkway, Kansas City, Missouri            64117
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(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code:  (816) 221-1024
                                                     --------------

Item 5.   Other Events

       On April 15, 1999 Cerner Corporation (the "Company") completed a $100 million private placement of debt pursuant to a Note Agreement dated as of April 1, 1999 among the Company, Principal Life Insurance Company, Principal Life Insurance Company, on behalf of one or more separate accounts, Commercial Union Life Insurance Company of America, Nippon Life Insurance Company of America, John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, and Investors Partner Life Insurance Company. The proceeds will be used to retire the Company's existing $30 million of debt, fund proposed capital improvements and strengthen the Company's cash position.

Item 7.   Financial Statements and Exhibits.

      (c) Exhibits.

          4(e). Cerner Corporation Note Agreement dated as of April 1, 1999 among Cerner Corporation, Principal Life Insurance Company, Principal Life Insurance Company, on behalf of one or more separate accounts, Commercial Union Life Insurance Company of America, Nippon Life Insurance Company of America, John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance
                    Company,  and  Investors  Partner  Life  Insurance
                    Company

          99.1      Press release dated April 21, 1999

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CERNER CORPORATION



                         By: /s/ Marc G. Naughton
                            _______________________________________________
                            Marc G. Naughton, Chief Financial Officer

Dated:  April 22, 1999